EQUITY CONTRIBUTION AGREEMENT

        This Equity Contribution Agreement (this "Agreement") dated as of October 25, 2000, is made and entered into by and among WPS Northern Nevada, LLC, a Nevada limited liability company ("WPS Nevada"), WPS Resources Corporation, a Wisconsin corporation ("WPSR"), WPS Power Development, Inc., a Wisconsin corporation ("PDI") and an indirect wholly-owned subsidiary of WPSR, and Sierra Pacific Power Company, a Nevada corporation ("Seller"). WPS Nevada, PDI, WPSR and Seller may be referred to herein individually as a "Party," and collectively as the "Parties".

R E C I T A L S:

        WHEREAS, WPS Nevada has been formed by PDI to acquire certain assets and assume certain liabilities of Seller pursuant to that certain Asset Sale Agreement for the Tracy/Pinon Asset Bundle of even date herewith between Seller and WPS Nevada ("Asset Sale Agreement");

        WHEREAS, PDI owns 100 percent of the membership interests in WPS Nevada as may be reflected in a limited liability company operating agreement or other agreements related thereto to be entered into in connection therewith (the "LLC Documents"), and PDI shall contribute to the capital and expenses of WPS Nevada on the terms and conditions set forth below; and

        WHEREAS, in connection with the negotiation and execution of the Asset Sale Agreement, Seller has requested that this Agreement be executed and delivered by WPSR and PDI. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Asset Sale Agreement.

        NOW, THEREFORE, in consideration of the execution and delivery of the Asset Sale Agreement by the Parties thereto and of the mutual promises herein contained, the Parties hereto agree as follows:

        1. Equity Contribution Agreement. Notwithstanding any other provision to the contrary contained in the LLC Documents, as the sole member of WPS Nevada, PDI shall contribute (and WPSR agrees that it shall cause PDI to contribute) from time to time, in immediately available funds, such capital and other funds as are necessary to permit WPS Nevada to fulfill when due its financial and other obligations which are contained in the Asset Sale Agreement from and after the date thereof to and including the Closing, including without limitation the payment of the Purchase Price pursuant to Section 4.2 of the Asset Sale Agreement (the "Pre-Closing Obligations") or amounts payable in connection with any breach of the Pre-Closing Obligations ("Breach Obligations"); and provided, further, that PDI shall contribute (and WPSR shall cause PDI to contribute), such additional capital to WPS Nevada after the Closing as may be necessary to permit WPS Nevada to pay any adjustments to the Purchase Price due from WPS Nevada under the terms and conditions of Section 3.2 of the Asset Sale Agreement (the "Post-Closing Obligations"). It is agreed and understood that the maximum financial exposure under this Agreement of PDI (together with WPSR) is an amount equal to (i) the Purchase Price less the TPPA Amount plus (ii) the Post-Closing Obligations, if any, plus (iii) all transaction expenses incurred by WPS Nevada. It is also agreed and understood that Seller is direct third-party beneficiary of the provisions of this paragraph 1.

        2. Performance Guarantee. WPSR agrees with WPS Nevada and with Seller that it shall unconditionally and irrevocably guarantee the performance by WPS Nevada of all of its obligations under the Asset Sale Agreement due to be performed by WPS Nevada at or prior to the Closing and with respect to any Post-Closing Obligations thereafter.

        3. Termination. Except as specifically provided in paragraph 1 with respect to the Post-Closing Obligations and the Breach Obligations above, all obligations of PDI and WPSR under this Agreement shall terminate and have no further force or effect upon the earlier of (i) consummation of the Closing, and (ii) termination of the Asset Sale Agreement in accordance with the terms thereof. It is expressly understood that this Agreement does not constitute a continuing guarantee of the performance or financial obligations of WPS Nevada (including, without limitation, with respect to the Assumed Liabilities, the Ancillary Agreements, or under Article IX ("Indemnification") of the Asset Sale Agreement) by any of PDI or WPSR or any of their Affiliates (other than WPS Nevada) from and after the Closing Date, except as specifically provided in paragraph 1 above.

        4. Representations and Warranties of PDI, WPSR and WPS Nevada. PDI, WPSR and WPS Nevada each hereby represents and warrants, with respect to itself and WPS Nevada, to Seller as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

            4.1. Organization. Each of PDI and WPSR is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. WPS Nevada is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Each of PDI, WPSR and WPS Nevada is qualified to do business and is in good standing or active status under the laws of each jurisdiction in which its business as it is now being conducted requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the financial condition of such Party.

            4.2. Authority. Each of PDI and WPSR has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. WPS Nevada has full limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PDI and WPSR and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of each such Party. The execution and delivery of this Agreement by WPS Nevada and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action required on the part of WPS Nevada. This Agreement has been duly and validly executed and delivered by each of PDI, WPSR and WPS Nevada and this Agreement constitutes the legal, valid and binding obligation of each of PDI, WPSR and WPS Nevada, enforceable against each such Party in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

            4.3. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by each of PDI, WPSR and WPS Nevada nor the consummation by each of PDI, WPSR and WPS Nevada of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws (or other similar governing documents) of such Parties; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which any such Party or any of their Affiliates is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a material adverse effect on the financial condition of any such Party; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to PDI, WPSR or WPS Nevada, which violations, individually or in the aggregate, would have a material adverse effect on the financial condition of any such Party. No consent of any other Person or any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the taking of any action by PDI, WPS Capital or WPS Nevada herein contemplated.

            4.4. Legal Proceedings. There are no actions or proceedings pending or, to the Knowledge of PDI, WPSR or WPS Nevada, threatened against PDI, WPSR or WPS Nevada before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition of any of such Party or that question the validity of this Agreement, the Asset Sale Agreement or the Ancillary Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, the Asset Sale Agreement or the Ancillary Agreements. None of PDI, WPSR or WPS Nevada is subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority which would, individually or in the aggregate, have a material adverse effect on the financial condition of any of such Parties.

            4.5. No Pledge. As of the date of this Agreement, neither PDI's ownership interest in WPS Nevada, nor WPSR's ownership interest in PDI, is subject to a pledge to any other Person.

            4.6. Ownership Interest. As of the date of this Agreement, PDI owns 100 percent of the membership interests in WPS Nevada and no other Person owns any interest in WPS Nevada.

        5. Covenants

            5.1. Obligations. The obligations of each of PDI and WPSR to perform its respective obligations pursuant to paragraphs 1 and 2 hereof shall not be affected by the failure of any member in WPS Nevada to make the equity contributions or any failure to fulfill its respective obligations hereunder. The obligations of each of PDI and WPSR pursuant to paragraphs 1 and 2 hereof are absolute and unconditional subject to the specific terms and conditions hereof irrespective of the validity, regularity or enforceability of, or any change in or amendment to, the Asset Sale Agreement or any other agreement, the institution or absence of any action to enforce the same, any waiver or consent by Seller, the obtaining of any judgment against any Party or any action to enforce the same, the inability to recover from WPS Nevada because of any statute of limitations, laches or otherwise or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to its obligation hereunder and shall not be affected by (i) any default by WPS Nevada or any member of WPS Nevada or any other Person in the performance or observance of any of its agreements or covenants hereunder or under the Asset Sale Agreement and the transactions contemplated thereby, (ii) the bankruptcy or insolvency of WPS Nevada, any member of WPS Nevada or any other Person or (iii) the execution, delivery or performance by WPS Nevada or any member of WPS Nevada of, or the exercise of any remedies of Seller under, the Asset Sale Agreement and the Ancillary Agreements or any other agreement. Subject to the specific terms and conditions of this Agreement, the obligations of each of PDI and WPSR under paragraphs 1 and 2 hereof shall not be subject to any abatement, reduction, limitation, impairment, termination, setoff, defense, counterclaim or recoupment whatsoever or any right to any thereof, and shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise, settlement, release, modification, amendment (whether material or otherwise), waiver or termination of any or all of the obligations, conditions, covenants or agreements of any Person in respect of the Asset Sale Agreement or by the occurrence of any breach or default or the omission of any action, under or referred to in any of the Asset Sale Agreement or the Ancillary Agreements, or any modification of, or lack of priority or perfection of, or exercise of remedies with respect to any security for the obligation, or by any lack of validity or enforceability of any of such agreements, whether or not PDI or WPSR shall have notice or knowledge of any of the foregoing, or to the fullest extent permitted by applicable law, or by any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

            5.2. Maintenance of Ownership Interest. Prior to the fulfillment of all obligations hereunder, each of PDI and WPSR agrees that it shall not assign, sell or transfer, or permit the assignment, sale or transfer of, directly or indirectly, any of its ownership interest in WPS Nevada (or PDI, in the case of WPSR), except as permitted in paragraph 5.3 below.

            5.3. No Pledge of Ownership Interests. Prior to the fulfillment of all obligations hereunder, each of PDI and WPSR agrees that it shall not, without the prior written consent of Seller, which consent shall not be unreasonably withheld, sell, assign, dispose of in any way, pledge, or caused to be pledged, any of its ownership interests in WPS Nevada (or PDI, in the case of WPSR) to any Person, or agree to any of the foregoing, except that PDI may pledge its interests in WPS Nevada on or after the Closing Date in connection with obtaining third-party financing for the acquisition of the Purchased Assets by WPS Nevada.

            5.4. Changes in WPSR Credit Rating. WPSR will notify Seller as soon as practicable of (i) any decrease in its credit rating by any "nationally recognized statistical rating organization" (as defined for the purposes of Rule 436(g) under the Securities Act of 1933, as amended) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            5.5. Further Assurances. The Parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Agreement.

        6. Miscellaneous.

            6.1. Amendment and Modification. This Agreement may not be amended, modified or supplemented and no provision may be waived except by written agreement of Seller, WPS Nevada, PDI and WPSR.

            6.2. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            6.3. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

            6.4. Enforcement Action. Each of PDI and WPSR hereby agrees that, pursuant to the exercise of remedies, Seller or its designee or transferee has the rights, powers, privileges, interests and remedies of WPS Nevada with respect to the obligations of PDI and WPSR hereunder, whether such rights, powers, privileges interests and remedies arise under this Agreement or by statute or in law or in equity or otherwise and Seller shall have the right to enforce directly the provisions hereof against each of the Parties hereto. In addition to, and not in derogation of, the foregoing, Seller may, in addition to proceeding in their respective names, or otherwise, proceed to protect and enforce the rights of WPS Nevada under this Agreement by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Agreement or otherwise, and whether or not PDI, WPSR or WPS Nevada shall have complied with any of the provisions hereof or proceeded to take any action authorized or permitted under applicable law. Each and every right and remedy of Seller shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Asset Sale Agreement or any other agreement now or hereafter existing at law or in equity or by statute.

            6.5. Entire Agreement. This Agreement, including the schedules hereto, embodies the entire agreement and understanding of the Parties hereto in respect of the matters set forth herein, and there have been and are no agreements, representations or warranties between or among the Parties other than those set forth or provided for herein.

            6.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed original.

[Signature page follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

WPS NORTHERN NEVADA, LLC

By: WPS POWER DEVELOPMENT, INC.
(Its Sole Member)

By: _________________________
Name:  Gerald L. Mroczkowski
Title:  Vice President

WPS RESOURCES CORPORATION

By: _________________________
Name:  Ralph G. Baeten
Title:  Treasurer

WPS POWER DEVELOPMENT, INC.

By: _________________________
Name:   Gerald L. Mroczkowski
Title:  Vice President

SIERRA PACIFIC POWER COMPANY

By: _________________________
Name:  William E. Peterson
Title:  Senior Vice President, General Counsel & Corporate Secretary